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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
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[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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NEWS                                                    [LOGO - EL PASO]

For Immediate Release



EL PASO CORPORATION URGES SHAREHOLDERS TO CONSIDER ZILKHA/WYATT THREAT TO DERAIL WESTERN ENERGY SETTLEMENT



HOUSTON, TEXAS, JUNE 11, 2003--El Paso Corporation (NYSE: EP) said today that recent remarks by Selim Zilkha, Oscar Wyatt and Stephen Chesebro' magnify concerns that they may derail El Paso's settlement concerning litigation surrounding the Western energy crisis if the Zilkha/Wyatt nominees are elected at El Paso's upcoming Annual Meeting.

On June 9, Zilkha/Wyatt issued a news release purporting to clarify their position on this crucial issue. Instead of clarification, Zilkha/Wyatt further confused the issue by denying that they would disrupt El Paso's California settlement, while in the same press release and in media interviews reconfirming that, if elected, they would re-open the settlement.

Here is what Zilkha, Wyatt and Chesebro' have said about the settlement:

     o "Unfathomable" and "unconscionable." "[W]e'll have to see where it is at the time."

           Stephen Chesebro', June 4, 20031

     o The Zilkha/Wyatt slate would "need to take a good look at" the settlement.

          Selim Zilkha, June 9, 20032

     o A settlement of the California claims for $200 million would have been "reasonable;" and

     o "The [Zilkha/Wyatt slate] would have to [review the settlement]. No one could prudently accept what this board has done." Oscar Wyatt, June 9, 20033

     o "El Paso says, well, we had to settle this to give stability to our pricing. That's right, but I would not give away $1.7 billion just for a little stock market hit, especially before a proxy fight." Stephen Chesebro', June 10, 20034

Far from reassuring investors, Zilkha/Wyatt's latest comments regarding the California settlement underscore the fact that Zilkha/Wyatt are not committed to a settlement that is the product of months of negotiations with dozens of private and public litigants including the attorneys general of California, Oregon, Nevada and Washington. Zilkha/Wyatt's continued insistence on re-opening a settlement that is critical to the future of El Paso, combined with their uninformed and irresponsible comments about the terms of the settlement, demonstrate their fundamental lack of understanding about the issues surrounding the Western energy crisis and the risks and uncertainties that would ensue were this settlement not completed.

El Paso continues to believe--and we believe analysts and shareholders agree--that this settlement is a positive for all stakeholders in El Paso and will put this issue behind us, allowing management to focus on the company's future.

A report issued by Glass, Lewis & Co., LLC, an independent proxy voting and corporate governance advisory firm on June 9, 2003 noted:

     "From our standpoint, the Company's progress in settling with FERC has been an extremely positive development. Similarly, a review of the transcript of the Company's March 21, 2003, conference call regarding the settlement suggests that the analyst community feels the same way."

     "Recent comments from Stephen Chesebro', the dissidents' proposed CEO, suggest that the dissidents may not feel compelled to adhere to the terms of the recent settlement of the FERC charges stemming from the Western States energy crisis."

     "Since the litigation settlement is only an agreement in principle, comments such as [Chesebro's] risk undermining the Company's ability to complete the final agreements. Reintroducing any uncertainty concerning the liability associated with the settlement only harms shareholders and dampens their ability to value the Company and the stock accurately."

SHAREHOLDERS WHO WANT TO SEE THIS IMPORTANT SETTLEMENT COMPLETED SHOULD SIGN THE WHITE PROXY CARD TO SUPPORT EL PASO'S NOMINEES.

The Board of Directors urges El Paso shareholders to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card, NOT sign the blue proxy card sent to you by Messrs. Zilkha and Wyatt and DISCARD any blue proxy card they may send to you in the future. Your vote is critical, no matter how many shares you own. Time is short as the June 17 Annual Meeting is rapidly approaching.

As previously noted, in its June 9 proxy report, Glass, Lewis & Co., LLC recommended against the election of the Zilkha/Wyatt nominees, concluding that "introducing an entirely new Board to `re-start' the existing initiatives seems unwise; it adds substantial risk...without obvious benefit." Although we previously expressed a belief about the potential impact of Institutional Shareholder Services' report on shareholders of El Paso, we cannot predict the effect that either the Glass Lewis or the ISS reports will have on shareholders' voting decisions.

El Paso shareholders who have any questions about voting your proxy or need additional information about El Paso or the stockholders meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885 or visit El Paso's Web site at www.elpaso.com.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

1 Stephen Chesebro', Investor Meeting, 6/4/03
2 "Zilkha Criticizes El Paso for Resorting to 'Fear Factor' by Lying About Nominees' Comments on El Paso's California Settlement." Press Release, 6/9/03 3 "El Paso proxy battle enters final stage." CBSMarketwatch.com, 6/9/03
4 Stephen Chesebro', Interview, KRIV-TV (Fox), 6/9/03

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

To the extent that published materials are quoted in this press release, El Paso's has used reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted sources to the use of such quotes as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Office: (212) 355-4449
Fax: (212) 355-4554